EXHIBIT 9(jj)

                            IVY FUND

          ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT

                      Ivy Asia Pacific Fund
Ivy Bond Fund
Ivy Canada Fund
Ivy China Region Fund
Ivy Emerging Growth Fund
Ivy Global Fund
Ivy Global Natural Resources Fund
Ivy Global Science & Technology Fund
Ivy Growth Fund
Ivy Growth with Income Fund
Ivy International Bond Fund
Ivy International Fund II
Ivy International Small Companies Fund
Ivy Latin America Strategy Fund
Ivy New Century Fund
Ivy Pan-Europe Fund

ADVISOR CLASS SHARES


     AGREEMENT made as of the ____ day of _________, 1997, by and between Ivy Fund (the "Trust") and Mackenzie Investment
Management Inc. ("MIMI").

     WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

     WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

     WHEREAS, the Trust has adopted a Master Administrative Services Agreement (the "Master Agreement") dated September 1, 1992, pursuant to which the Trust has appointed MIMI to provide the administrative services specified in the Master Agreement; and

     WHEREAS, Ivy Asia Pacific Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Bond Fund, Ivy International Fund II, Ivy International Small Companies Fund, Ivy Latin America Strategy Fund, Ivy New Century Fund and Ivy Pan-Europe Fund (each, a "Fund," and collectively, the "Funds") are separate investment portfolios of the Trust.

     NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

     1. As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to the Advisor Class of each Fund, and MIMI hereby acknowledges that the Master Agreement shall pertain to the Advisor Class of each Fund, the terms and conditions of such Master Agreement being incorporated herein by reference.

     2. As provided in the Master Agreement and subject to further conditions as set forth therein, the Advisor Class of each Fund shall pay to MIMI a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in each Fund's Prospectus for determining net asset value per share) of the net assets of the Fund attributable to the Advisor Class during the preceding month at the annual rate of 0.10%.

     3. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Advisor Class of each Fund as of the date that the Registration Statement pertaining to the Advisor Class shares, filed with the Securities and Exchange Commission on or about October 31, 1997 pursuant to Rule 485(a) under the Securities Act of 1933, first becomes effective, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect for a period of two years from that date. Thereafter, the Agreement shall continue in effect with respect to the Advisor Class of each Fund from year to year, provided such continuance with respect to the Advisor Class of each Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement may be terminated with respect to the Advisor Class of a Fund at any time, without payment of any penalty, by MIMI upon at least sixty
(60) days' prior written notice to the Fund, or by the Fund upon at least sixty (60) days' written notice to MIMI; provided, that in case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

     IN WITNESS WHEREOF, the Trust and MIMI have adopted this Addendum as of the date first set forth above.

                         IVY FUND


                         By:  ___________________________________
                              Keith J. Carlson, President



                         MACKENZIE INVESTMENT MANAGEMENT INC.



                         By:  ___________________________________
                              Michael G. Landry, President